ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                     ROYAL CASKET DISTRIBUTION CORPORATION




                                                                 FILED
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                            01 OCT 29 PM12:38



Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST:

Article V. of the Articles of Incorporation filed on July 27, 2001 is hereby amended as follows:

ARTICLE V. CAPITAL STOCK
------------------------

The Corporation shall have the authority to issue 100,000,000 shares of common stock, par value $.001 per share.

SECOND:

This amendment does not provide for an exchange, reclassification or cancellation of issued shares.

THIRD:

The date of the amendment's adoption: October 26, 2001.

FOURTH:

The amendment was approved by the shareholders. The number of votes cast for the amendment was sufficient for approval.

Signed this 26th day of October, 2001.


Signature: /S/ DON A. PARADISO
           -------------------
            Don A. Paradiso, Secretary

Printed name: Don A. Paradiso

Title:        Secretary





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